UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2008
REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as specified in Charter)

Missouri (State or other jurisdiction of incorporation)	1-11848 (Commission File Number)	43-1627032 (I.R.S. Employer Identification No.)
1370 TIMBERLAKE MANOR PARKWAY
CHESTERFIELD, MISSOURI 63017
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (636) 736-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.01. Changes in Control of Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Amended and Restated Articles of Incorporation
Amended and Restated Bylaws
Amended and Restated Bylaws
Amended and Restated Section 382 Rights Agreement
First Amendment to Warrant Agreement
First Supplement to Unit Agreement
RGA Press Release
Irrevocable Proxy of MetLife, Inc.

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 12, 2008, Reinsurance Group of America, Incorporated (“RGA”) completed the reclassification of all then outstanding shares of RGA common stock and related preferred purchase rights (collectively, “Old Common Stock”) as Class A common stock and related preferred purchase rights (collectively, “Class A common stock”). This reclassification was immediately followed by an exchange of the newly reclassified RGA Class A common stock held by General American Life Insurance Company (“GALIC”), a wholly-owned indirect subsidiary of MetLife, Inc. (“MetLife”), other than 3,000,000 shares of Class A common stock, for an equal number of shares of newly issued RGA Class B common stock and related preferred stock purchase rights (collectively, “Class B common stock”) in reliance on Section 4(2) of the Securities Act of 1933. The transactions described in this paragraph are referred to in this report together as the “Recapitalization.”
     Following the Recapitalization, GALIC and several intermediate subsidiaries subsequently transferred such shares to MetLife, and MetLife completed an offer (the “Split-Off”) to MetLife’s stockholders to exchange all or some of their shares of MetLife common stock for 29,243,539 shares of the Class B common stock. The Split-Off is described in RGA’s registration statement on Form S-4 (File No. 333-152828), as amended, including in RGA’s final Prospectus — Offer to Exchange filed with the SEC on August 11, 2008. The Recapitalization and Split-Off were completed in accordance with the terms of the previously announced Recapitalization and Distribution Agreement, dated as of June 1, 2008, between RGA and MetLife (the “Recapitalization and Distribution Agreement”).
     MetLife will deliver 29,243,539 shares of RGA Class B common stock in the Split-Off, representing the right to elect at least 80% of the RGA board of directors. Based on the composition of the RGA board of directors following the resignations described in Item 5.02 below, the holders of the Class B common stock possess the voting power to elect four of the five RGA directors. J. Cliff Eason is the initial Class A director. MetLife, through its subsidiaries, will own 3,000,000 shares of Class A common stock.
     On September 11, 2008, MetLife announced the final exchange ratio for the Split-Off as 1.2663 shares of Class B Common Stock per tendered share of MetLife. On September 12, 2008, RGA issued a press release, which reported the completion of the Recapitalization and Split-Off, and which is attached hereto as Exhibit 99.1 and incorporated herein by reference. Also on September 12, 2008, MetLife announced the preliminary results of the exchange offer and that, based on a preliminary count by the exchange agent, BNY Mellon Shareowner Services, approximately 253 million shares of MetLife common stock were tendered for exchange, including approximately 138.9 million shares that were tendered by notice of guaranteed delivery. Because the exchange offer was oversubscribed, MetLife stated that it would accept only a portion of the total number of shares of MetLife common stock that were validly tendered and delivered by MetLife stockholders, on a pro rata basis in proportion to the total number of shares tendered by such stockholder. In accordance with the terms of the exchange offer, MetLife stockholders who owned less than 100 shares of MetLife common stock, or an “odd-lot,” who have validly tendered and delivered all of their MetLife shares will not be subject to proration if they elected for such treatment in the exchange offer.
     Based on the preliminary results announced by MetLife, if all shares tendered by notice of guaranteed delivery are delivered under the terms of the exchange offer, MetLife estimated that approximately 8.6% of the tendered MetLife common stock will be accepted for exchange. This estimated preliminary proration factor is subject to change. MetLife expects to announce the final results of the exchange offer, including the final proration factor, on or before Wednesday, September 17, 2008.
Recapitalization
     In the Recapitalization, RGA’s articles of incorporation were amended and restated and all outstanding shares of RGA common stock were reclassified as Class A common stock. The Class A common stock and Class B common stock will vote together as a single class, except with respect to certain limited matters required by Missouri law, and except that:
•	holders of Class A common stock, voting together as a single class, will be entitled to elect no more than 20% of the directors of RGA;

•	holders of Class B common stock, voting together as a single class, will be entitled to elect at least 80% of the directors of RGA; and

•	there will be a separate vote by class on any proposal to convert Class B common stock into Class A common stock; and

•	holders of 15% or more of the Class B common stock will be restricted to 15% of the voting power of the outstanding Class B common stock with respect to directors if they do not also hold an equal or greater proportion of Class A common stock.
     Additionally, as part of the Recapitalization, the articles of incorporation of RGA were amended to adopt stock ownership limitations, which generally limit RGA shareholders from owning 5% or more (by value) of RGA stock for a period of 36 months and one day from the closing of the Split-Off (provided that such limitation, among other things, did not prohibit a person from acquiring or owning 5% or more (by value) of RGA stock as a result of the Split-Off).
     This summary description of the Class A common stock and Class B common stock does not purport to be complete and is qualified in its entirety by reference to RGA’s amended and restated articles of incorporation filed as Exhibit 3.1, which are incorporated by reference herein, and the more complete description of the Class A common stock and Class B common stock under the captions “Description of RGA Capital Stock” and “Risk Factors — Risks Relating to the RGA Governance Proposals and the Section 382 Shareholder Rights Plan” contained in the Prospectus — Offer to Exchange filed as Exhibit 99.2 hereto, which description is incorporated by reference herein.
     A detailed description of the amendment and restatement of RGA’s articles of incorporation and the effect on rights of holders of RGA common stock was previously reported in RGA’s proxy statement/prospectus dated August 4, 2008, filed as Exhibit 99.3 hereto, which description is incorporated by reference herein.

Bylaws
     Amendments to the restated bylaws of RGA became effective upon the Recapitalization. These amendments primarily address the special voting rights of the holders of RGA Class B common stock with respect to directors. Moreover, an amendment removing the previous requirement that a directors meeting be held on the date of the annual shareholders meeting also became effective.
     This summary description of the bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the amended and restated bylaws of RGA, which are filed as Exhibit 3.2 hereto, including a copy filed as Exhibit 3.3 hereto marked to show changes from the prior version, and both of such copies are incorporated by reference herein.
MetLife Irrevocable Proxy
     As previously reported in the RGA current report dated June 1, 2008 (filed June 5, 2008), MetLife and certain of its subsidiaries have granted an irrevocable proxy to RGA and certain officers of RGA and its designees, dated as of September 12, 2008, to vote in any election of RGA directors, their 3,000,000 shares of Class A common stock in proportion to the other holders of that class, and, in all other matters, in proportion to the votes cast by the other holders of Class A common stock and Class B common stock, taken together as a whole.
     This summary description of the Irrevocable Proxy does not purport to be complete and is qualified by reference to the Irrevocable Proxy, which is filed as Exhibit 99.4 hereto and incorporated by reference herein.
Amended and Restated Section 382 Shareholder Rights Agreement
     Effective immediately prior to the closing of the Split-Off, RGA entered into an Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008, as the same may be amended from time to time (the “Section 382 shareholder rights plan”), with Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”), which Section 382 shareholder rights plan sets forth the terms and conditions of the respective preferred stock purchase rights associated with the RGA Class A common stock and RGA Class B common stock. As previously announced, the Section 382 shareholder rights plan was ratified by the RGA shareholders at the September 5, 2008 special meeting of RGA shareholders.
     The Section 382 shareholder rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of the RGA board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:
•	RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below); or

•	any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.
     Shareholders who owned 5% or more (by value) of RGA common stock outstanding on June 2, 2008, the time of adoption of the initial Section 382 shareholder rights plan, will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife and its other subsidiaries, are referred to as “grandfathered persons.”
     For purposes of the Section 382 shareholder rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).
     MetLife security holders who receive RGA Class B common stock directly from MetLife in the Split-Off, which causes them to hold 5% or more (by value) of RGA stock, will not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”
     Under certain circumstances, the RGA board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the Recapitalization and Distribution Agreement. RGA may, in certain circumstances, incur significant indemnification obligations under the Recapitalization and Distribution Agreement in the event that the Section 382 shareholder rights plan is triggered following the Split-Off in a manner that would result in the Split-Off failing to qualify as tax-free. Accordingly, the RGA board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ NOLs and other tax attributes, are more adverse to RGA and its shareholders.
     The Rights. Upon adoption of the Section 382 shareholder rights plan and completion of the Recapitalization, RGA issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of RGA class B common stock issued pursuant to the Recapitalization. The rights associated with the RGA class A common stock were adjusted to clarify that they will have become rights to acquire, under specified circumstances, shares of Class A common stock. Under the Section 382 shareholder rights plan, with respect to holders of Class A common stock, each right will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series A-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock (which is referred to as the “series A purchase price”), subject to adjustment.
     With respect to holders of Class B common stock, each right will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series B-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series B-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series B-1 junior participating preferred stock (which is referred to as the “series B purchase price”), subject to adjustment.
     No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above being referred to in this document as the “distribution date”).
     Until the distribution date, the rights will be transferred with and only with the applicable class of RGA common stock. Until the distribution date, new RGA common stock certificates issued upon transfer or new issuances of RGA common stock will contain a notation incorporating the Section 382 shareholder rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the RGA common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.
     Expiration. The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the Section 382 shareholder rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the Recapitalization, or September 13, 2011, or (b) such other date as the RGA board of directors may determine in good faith in accordance with the Section 382 shareholder rights plan.
     Junior Participating Preferred Stock. The rights of series A-1 junior participating preferred stock and series B-1 junior participating preferred stock (which are referred to collectively as the “junior participating preferred stock”) are identical, except that holders of series A-1 junior participating preferred stock would vote with holders of Class A common stock in the election or removal of RGA class A directors, and holders of series B-1 junior participating preferred stock would vote with holders of Class B common stock in the election or removal of RGA class B directors. Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of the applicable class of RGA common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of the applicable class of RGA common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the applicable class of RGA common stock. In the event of any merger, consolidation, combination or other transaction in which shares of RGA common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of the applicable class of RGA common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the applicable class of RGA common stock.
     Effects of Triggering Events. If any person or group becomes an acquiring person without the prior written consent of the RGA board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of the applicable class of RGA common stock as will equal the result obtained by multiplying the then current applicable purchase price by the number of one one-hundredths of a share of the applicable class of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of the applicable class of RGA common stock.
     If any person or group becomes an acquiring person without prior written consent of the RGA board of directors, but beneficially owns less than 50% of the outstanding RGA common stock, each right, except those held by such persons, may be exchanged by the RGA board of directors for one share of the applicable class of RGA common stock.
     Redemption. At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or the date that is 36 months and one day following the completion of the Recapitalization, the RGA board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.
     Adjustments. The applicable purchase price payable, and the number of shares of the applicable class of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of the applicable class of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into the applicable class of junior participating preferred stock with a conversion price, less than the then-current market price of the applicable class of junior participating preferred stock or (3) upon the distribution to holders of the applicable class of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding rights and the number of one one-hundredths of a share of the applicable class of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the applicable class of RGA common stock or a stock dividend on the applicable class of RGA common stock payable in shares of RGA common stock or subdivisions, consolidations or combinations of the applicable class of

RGA common stock (other than the Recapitalization) occurring, in any such case, prior to the distribution date.
     The terms of the rights may be amended by RGA without the consent of the holders of the rights, including, without limitation, in connection with the Recapitalization, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.
     Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.
     This summary description of the Section 382 shareholder rights plan, the rights and the terms of the junior participating preferred stock established pursuant to the certificates of designation filed with the Secretary of State of Missouri does not purport to be complete and is qualified in its entirety by reference to the Section 382 shareholder rights plan, as the same may be amended from time to time, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.
Adjustments to PIERs Units
     In connection with the Recapitalization, RGA has amended or supplemented the following documents relating to RGA’s Trust Preferred Income Equity Redeemable Securities (“PIERs”) Units to, among other things, clarify the effect of the Recapitalization under the respective agreement:
•	Unit Agreement, dated December 18, 2001; and

•	Warrant Agreement, dated December 18, 2001.
     Generally, as required by the terms of the agreements, these amendments implement the anti-dilution provisions of these agreements to provide that the term “common stock” under such agreement means the Class A common stock, and consequently, a holder exercising a PIERs warrant would now receive shares of Class A common stock. For more information regarding the terms of the PIERs Units, see Note 15 to RGA’s consolidated financial statements, which are included in RGA’s annual report on Form 10-K for the year ended December 31, 2007, which description, except to the extent modified hereby, is incorporated herein by reference.
Additional Information
In connection with the exchange offer (which expired at 12:00 midnight (ET) at the end of September 11, 2008), RGA filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 (No. 333-152828), as amended, that included an exchange offer prospectus dated August 11, 2008, and MetLife filed with the U.S. Securities and Exchange Commission a tender offer statement on Schedule TO, as amended, that includes such exchange offer prospectus and related transmittal materials. The exchange offer prospectus and transmittal materials were mailed to MetLife’s stockholders. This document is not an offer to sell the securities referenced in the exchange offer prospectus and it is not soliciting an offer to buy the securities referenced in the exchange offer prospectus in any state where the offer is not permitted. Such an offer may be made solely by a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The distribution of this communication may, in some countries be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.

Investors and security holders are urged to read the exchange offer prospectus and any other related documents filed with the SEC because they contain important information. None of MetLife, RGA or any of their respective directors or officers or the dealer managers appointed with respect to the exchange offer makes any recommendation as to whether you should participate in the exchange offer.
You will be able to obtain a free copy of the exchange offer prospectus and other related documents filed with the SEC by MetLife and RGA at the SEC’s web site at www.sec.gov. Free copies of RGA’s filings also may be obtained by directing a request to RGA, Investor Relations, by phone to (636) 736-7243, in writing to Mr. John Hayden, Vice President-Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri, 63017, or by email to investrelations@rgare.com. Free copies of MetLife’s filings may be obtained by directing a request to MetLife, Investor Relations, by phone to (212) 578-2211, in writing to MetLife, Inc., 1 MetLife Plaza, Long Island City, NY 11101, or by email to metir@metlife.com. Those documents may also be obtained from D.F. King & Co., Inc., which has been retained by MetLife as the information agent for the transaction. To obtain copies of the exchange offer prospectus and related documentation, or if you have questions about the terms of the exchange offer or how to participate, you may contact the information agent at (212) 269-5550 (banks and brokers only) (collect) or (800) 825-0898 (toll free).

Item 3.02.	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.
     The information set forth in Item 1.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Pursuant to the Recapitalization and Distribution Agreement, Steven A. Kandarian, Georgette A. Piligian, and Joseph A. Reali, each of whom is an officer of MetLife, resigned from the Board of Directors of RGA, effective September 12, 2008. To the knowledge of RGA’s executive officers, none of these officers of MetLife or its subsidiaries had any disagreement with RGA on any matter related to RGA’s operations, policies or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth in Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.
     In connection with the completion of the Recapitalization and Split-Off, RGA Class A common stock will be traded on the New York Stock Exchange commencing Monday, September 15, 2008 under the symbol RGA.A. RGA Class B common stock commenced trading on a when-issued basis on the New York Stock Exchange, under the symbol RGA.B WI, on September 12, 2008. As a result of the transaction, trading of the RGA common stock under the ticker symbol “RGA” will be suspended prior to opening of the New York Stock Exchange on September 15 and will be subsequently delisted.

Item 9.01.	Financial Statements and Exhibits.
(d)	See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reinsurance Group of America, Incorporated
By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

Date: September 12, 2008

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of RGA

3.2	Amended and Restated Bylaws of RGA

3.3	Amended and Restated Bylaws of RGA, marked to show changes from prior Restated Bylaws as amended through May 26, 2004

4.1	Amended and Restated Section 382 Rights Agreement, dated as of September 12, 2008, between RGA and Mellon Investor Services LLC, as Rights Agent (which includes the form of Amended and Restated Certificate of Designation, Preferences and Rights of Series A-1 Junior Participating Preferred Stock as Exhibit A-1, the form of Certificate of Designation, Preferences and Rights of Series B-1 Junior Participating Preferred Stock as Exhibit A-2, the form of Right Certificate for Class A Rights as Exhibit B-1 and the Form of Right Certificate for Class B Rights as Exhibit B-2)

4.2	First Amendment to Warrant Agreement, dated as of September 12, 2008, between RGA and The Bank of New York Mellon Trust Company, N. A., as successor warrant agent to The Bank of New York

4.3	First Supplement to Unit Agreement, dated as of September 12, 2008, between RGA and The Bank of New York Mellon Trust Company, N. A., as successor agent to The Bank of New York

99.1	RGA Press Release dated September 12, 2008

99.2	Prospectus — Offer to Exchange dated August 11, 2008 (incorporated by reference to prospectus filed on August 11, 2008 pursuant to Rule 424(b)(3) (Registration No. 333-152828))

99.3	Proxy Statement/Prospectus dated August 4, 2008 (incorporated by reference to prospectus filed on August 4, 2008 pursuant to Rule 424(b)(3) (Registration No. 333-151390))

99.4	Irrevocable proxy of MetLife, Inc. and certain of its subsidiaries